Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 2000, expect for certain information in Note 20 for which the date is April 27, 2000, relating to the consolidated financial statements of TeleCorp PCS, Inc. and Subsidiaries and Predecessor Company (the Company), which appears in the TeleCorp-Tritel Holding Company Joint Proxy Statement/Prospectus, as filed with the Securities and Exchange Commission as a part of the Registration Statement on Form S-4 initially filed on May 12, 2000 (Securities and Exchange Commission File No. 333-36954).

PricewaterhouseCoopers LLP
McLean, Virginia
November 13, 2000